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                                                                   EXHIBIT 10.23

                            AGREEMENT BETWEEN CARACO
                 SUN PHARMA GLOBAL, INC. DATED NOVEMBER 21, 2002

                                    AGREEMENT

         THIS AGREEMENT, made this 21st day of November 2002, by and between CARACO PHARMACEUTICAL LABORATORIES LTD., a Michigan corporation ("Caraco"), and SUN PHARMA GLOBAL, INC., a corporation organized under the laws of the British Virgin Islands having its office at Akara Building, 24 De Castro Street, Wickhams Clay 1 Road, Town Tortola, British Virgin Islands ("Sun Global").

                                  WITNESSETH:

         WHEREAS, Sun Global is a wholly-owned subsidiary of Sun Pharmaceutical Industries Limited, a corporation organized under the laws of India.

         WHEREAS, Sun Global and Caraco each wish to enter into an agreement pursuant to which Sun Global shall provide products to Caraco and provide or cause to be provided certain support to Caraco.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. SALE OF PRODUCTS BY SUN GLOBAL TO CARACO

         1.1 OBLIGATION TO SELL PRODUCTS. During the period of sixty months from the date first written above, Sun Global, at its own expense, shall, pursuant to the terms and conditions set forth herein, sell to Caraco the exclusive right to develop, make, sell, use, license and otherwise exploit ("License") in the United States of America, its territories and possessions, including Puerto Rico (the "Territory"), the formulations, technology, manufacturing process, know-how, stability data, and other relevant information ("Proprietary Technological Information") with respect to 25 generic pharmaceutical products which require ANDAs (the "Products"). References to "Products" includes the Proprietary Technological Information relating to the 25 generic pharmaceutical products.

         1.2 TIMING OF SALES. So long as Caraco is promptly performing its obligations pursuant hereto, Sun Global shall deliver to Caraco twenty five (25) Products during the term of this Agreement, with a minimum of four (4) Products to be delivered in each of the first four 12 month periods following the date first above written.

         1.3 SELECTION OF THE PRODUCTS. The Products shall be selected from time to time by the mutual agreement of Sun Global and Caraco's management, with the concurrence of Caraco's Independent Committee of the Board of Directors (the "Independent Committee"). It is expressly agreed and acknowledged that the parties have not, as of the date hereof, agreed on what the Products shall be, and Sun Global shall not, as of the date hereof, have any obligation to deliver any specific Product, but solely to deliver 25 Products, which are to be hereafter identified as set forth in this Section 1.3. In connection with the sale of a Product, Sun Global will provide to Caraco the requisite analytical procedures (which, without limitation, include stability indicia and cleaning methods), stability data, a development report and development data customarily prepared by Sun Global.

         1.4 CONTINUING RIGHTS OF SUN GLOBAL. Notwithstanding the sale of any Product hereunder by Sun Global to Caraco, nothing herein (except as provided in Section 2.2(d)) shall in any way limit the right of Sun Global to develop, produce, market or take any other action with respect to any Product outside of the Territory, and Sun Global shall continue to have the absolute, unfettered and exclusive right to do any of the


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foregoing, without the payment by Sun Global of any royalty, premium or other payment to Caraco in connection therewith. Caraco shall have the exclusive right to develop, produce, market or take any other action with respect to any Product (delivered pursuant to Section 1 hereof) inside the Territory.

2. OBLIGATIONS OF CARACO WITH RESPECT TO PRODUCTS

         2.1 DELIVERY OF PROTOCOL. To the extent that the United States Food and Drug Administration ("FDA") has a required protocol for the studies designed to demonstrate the bioequivalency of a Product, (an "FDA Protocol"), then within sixty days of the delivery of such Product pursuant to Section 1 hereof, Caraco shall deliver, in writing, to Sun Global, a proposed protocol, which is believed in good faith by Caraco to be acceptable to the FDA (or, if applicable, a waiver of evidence of in vivo bioavailability). To the extent that no FDA Protocol exists with respect to a Product delivered pursuant to Section 1 hereof, Caraco will, in consultation with the FDA and Sun Global, develop such a protocol within 150 days of delivery of such Product by Sun Global; and will promptly deliver such protocol to Sun Global after it has been developed.

         2.2 CONDUCT OF TESTS AND STUDIES. Caraco shall conduct, at its own expense, all tests, including a bioequivalency study (or studies) and/or pilot studies designed to provide clinical information to assist in the development of clinical bioequivalence protocols and bioanalytic methods, and any clinical trials which Sun Global and/or Caraco deem to be reasonably necessary to enable Caraco to prepare and to file with the FDA an application for an ANDA for each Product. Caraco shall select suitable clinical research organizations to conduct any such studies and trials.

                  (a) Caraco shall, at its sole expense, produce quantities of any Product as necessary for use in such studies and trials. Such Products shall be produced in accordance with those current good manufacturing regulations established in 21 CFR Parts 210 and 211, as such sections, from time to time, may be amended or supplemented, or any successor provisions ("Current Good Manufacturing Practices").

                  (b) Caraco shall, in connection with its clinical studies, develop manufacturing procedures, batch records, packaging and labeling instructions, release specifications, and quality assurance procedures and put the procedures into an FDA accepted format.

                  (c) Sun Global shall have the right, but not the obligation, to monitor all bioequivalency studies and clinical trials, and discuss the methodologies and results of such studies and clinical trials with the persons responsible for the design and conduct of such studies and/or trial by or on behalf of Caraco. At the request of Sun Global, Caraco shall submit relevant production records, including the product formulation, master batch record, specifications, analytical results and related supporting documentation. Sun Global reserves the right to use, outside the Territory, as and when it may elect to do so, any information, data, studies (except bioequivalency studies of Caraco) and formulations which it may be furnished hereunder, without any royalty, premium or other payment to Caraco.

                  (d) If Sun Global wishes to sell the Products, manufactured by Caraco, outside the Territory, the management of Caraco and of Sun Global, with the concurrence of the Independent Committee, shall determine the consideration to be paid to Caraco by Sun Global on a case by case basis.

         2.3 PREPARATION AND SUBMISSION OF ANDAS. Caraco shall complete and submit the ANDA for each Product to the FDA as promptly as commercially practicable after the mutual selection of such Product, shall promptly respond to inquiries by the FDA in connection with the Product, and shall monitor and support the submission. Caraco shall pay all expenses in connection with such submission and monitoring for each submitted Product, including the filing fee and all legal and consulting fees and expenses. In any ANDA, Caraco shall:

                  (a) identify itself as the manufacturer, and identify the packagers, labelers, and contract laboratories whose components or services are used in production of the Product;


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                  (b) submit methods, process and cleaning validations;

                  (c) submit a signed certificate evidencing its compliance with Current Good Manufacturing Practices;

                  (d) submit executed master formula and batch production and control records;

                  (e) adequately describe the precautions taken to ensure proper labeling;

                  (f) submit specifications and test methods for testing the Product during the manufacturing process;

                  (g) submit the appropriate packaging information;

                  (h) submit the appropriate stability information; and

                  (i) submit such other information, documentation or other matters as (1) required by applicable FDA rules or regulations, (2) reasonably determined by Sun Global or Caraco to be necessary or advisable to permit the expeditious approval of such ANDA or (3) requested by the FDA.

         2.4 MANUFACTURE OF PRODUCTS. Caraco shall manufacture each Product in accordance with Current Good Manufacturing Practices, whether such Products are being manufactured in connection with the submission and seeking of approval of an ANDA or for sale to the public following approval of an ANDA with respect thereto.

         2.5 MARKETING OF PRODUCTS. Subject to any limitations imposed as a result of its financial condition, Caraco shall (a) use its best efforts, consistent with Caraco's usual customary practices to market each Product in the Territory, and provide marketing personnel and such other capabilities as are reasonably appropriate. To this extent, Caraco shall not, at any time after delivery of any Product, enter into any agreement or otherwise obligate itself to restrict or limit its manufacture of such Product, except with the consent of Sun Global. Notwithstanding anything else herein to the contrary (a) Caraco shall not be required to manufacture the Products in quantities or to sell the Products at prices other than those which are commercially reasonable; and (b) Caraco shall have full authority to determine the methods of marketing and selling the Products and the discounts and terms of sale to its customers.

         2.6 NO ACTIVITIES OUTSIDE OF THE TERRITORY. Caraco shall not make, use or sell, or grant rights to others to make, use or sell a Product outside the Territory without the consent of Sun Global, which may be granted or withheld in its sole discretion.

         2.7 NO ASSIGNMENT OF PRODUCTS; SHARING OF INFORMATION. Without the written consent of Sun Global (which may be granted or withheld in its sole discretion), Caraco shall not (a) grant rights to any third person, to make, use or sell a Product, whether by assignment, license, sale or other transfer (b) sell, assign or otherwise permit access to or use of the data supporting any ANDA for a Product, or to the ANDAs themselves, to any person or entity other than Sun Global, the FDA and any other governmental agency or body with jurisdiction.

3. SUPPORT TO AND FOR CARACO

         3.1 SUBORDINATION OF SECURITY INTERESTS. In connection with any restructuring of Caraco's loan from the Economic Development Corporation of the City of Detroit (the "EDC"), Sun Global agrees to continue to subordinate its security interests in Caraco's assets to the first priority security interests of the EDC. In connection with the foregoing, Sun Global also agrees to document such subordination of its security interests to the EDC in writing at such time or times as may be requested by Caraco.


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         3.2 SUPPLY OF TECHNICAL PERSONNEL. Sun Global agrees to use its best efforts to supply to Caraco with qualified technical professional personnel required by Caraco for its operations during the term of this Agreement.

         3.3 ASSISTANCE WITH RAW MATERIALS. Sun Global agrees to use its best efforts to assist Caraco in obtaining quantities of raw materials required by Caraco in its operations at competitive prices.

4. CONSIDERATION

         4.1 CONSIDERATION. In consideration of the obligations of Sun Global set forth in Section 1 and Section 3, for each Product delivered by Sun Global to Caraco, Sun Global shall receive five hundred forty-four thousand (544,000) shares of Convertible Preferred Stock containing those terms and conditions as set forth in that certain Certificate of Determination of Rights, Privileges and Preferences, Series B Preferred Stock No Par Value ("Certificate of Determination") of Caraco (the form of which is attached hereto) (the "Preferred Shares"). The consideration will become due with respect to each Product at such time as such Product passes the applicable bioequivalency study or studies (the "Target Date"). Caraco shall notify Sun Global when a Target Date has been triggered. Sun Global shall then notify Caraco as to when, where and in whose name (Sun Global's or an affiliate's) Sun Global wishes the Preferred Shares to be issued. Within fifteen business days of Caraco's receipt of such notice from Sun Global, it shall, as applicable, either directly issue and deliver such Preferred Shares to Sun Global and/or its affiliates or send to its transfer agent an instruction directing such transfer agent to issue and deliver such Preferred Shares to Sun Global and/or its affiliates promptly after the transfer agent's receipt of such notice from Caraco.

         4.2 VALIDLY ISSUED PREFERRED SHARES. The Preferred Shares issued and delivered by Caraco to Sun Global pursuant to this Section 4, when issued shall be duly authorized and validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights.

5. ADVANCED DRUG DELIVERY SYSTEMS

         If Sun Global desires to transfer an advanced drug delivery system (such as a time-release formulation or any other complex formulation), the terms and conditions of such transfer shall be discussed and negotiated independently, and mutually agreed to, between Sun Global and the Independent Committee. Any such agreement with respect to the advanced drug delivery system may provide that such advanced drug delivery system will satisfy part of Sun Global's obligations to deliver twenty-five Products pursuant to this Agreement (with the number of Products which the advanced drug delivery system shall be deemed to equal to be determined based on revenue and profitability criteria) or may constitute a separate agreement distinct from this Agreement. The parties agree that whether the advanced drug delivery systems are included in this Agreement or as a separate agreement, they shall contain provisions tying all or a part of the consideration therefor to the achievement of certain performance targets.

6. ADDITIONAL COVENANTS

         6.1 CHARTER AMENDMENT. Caraco shall, on or before June 30, 2003, use its best efforts to take all actions necessary to cause its Amended and Restated Articles of Incorporation to be amended to authorize a total of fifty million (50,000,000) Common Shares and fifteen million (15,000,000) Preferred Shares.

         6.2 LISTING. In the event that the Common Shares shall be listed for trading on any national securities exchange, or admitted for trading on the NASDAQ National Market or the NASDAQ Small Cap Market or listed or admitted for listing or quoted on the OTC Bulletin Board (or any successor), such listing or admission (to the extent permitted by the rules of such exchange, NASDAQ or OTC Bulletin Board or its successor) shall include all Common Shares issued to Sun Global upon conversion thereof.


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7. REPRESENTATIONS AND WARRANTIES OF SUN GLOBAL.

         Sun Global, as an inducement to Caraco to enter into this Agreement, represents, warrants and covenants to Caraco as follows:

         7.1 RIGHTS TO PROPRIETARY TECHNOLOGICAL INFORMATION. Sun Global has, or will have at the time a Product is delivered to Caraco, the full right, power and authority to grant the exclusive License to the Proprietary Technological Information relating to each Product to Caraco in the Territory pursuant to the terms of this Agreement to permit Caraco to perform pursuant to this Agreement and develop, market and sell each Product free and clear of any mortgage, lien, encumbrance or any other third-party interest of any kind. Sun Global is not aware of any facts or circumstances that a Product is subject to any restriction, covenant, license (other than this Agreement) or judicial and administrative order of any kind which detract in any material respect from the value of the Product, or which could interfere with the use thereof by Caraco in the Territory as contemplated by this Agreement.

         7.2 KNOWLEDGE OF NO FDA APPROVAL. Sun Global is not aware of any facts that would reasonably lead it to conclude that any Product will be unable to receive the contemplated approval from the FDA or approval from any other regulatory authority upon satisfactory completion of clinical trials, and Sun Global has no knowledge of any facts which would reasonably lead it to conclude that satisfactory completion of clinical trials is not likely.

         7.3 RIGHTS TO PRODUCTS. Sun Global has not received any notice and has no knowledge that (i) that the rights to develop, market and sell any of the Products have been challenged in any judicial or administrative proceeding, or
(ii) any person, entity or product has infringed or will infringe any patent or other rights of Sun Global with respect to any Product, or (iii) any patent rights or other intellectual property rights, including but not limited to rights of trademark, trade and copyright have been infringed by Sun Global or will be infringed by Caraco by virtue of performing the activities contemplated by this Agreement.

         7.4 RIGHT TO EXECUTE AND PERFORM. Sun Global has full right, power and authority to execute and deliver this Agreement, and to perform its obligations under it, and has taken all necessary action to authorize such execution, delivery and performance. This Agreement constitutes legal, valid and binding obligation of Sun Global, enforceable against it in accordance with its terms.

         7.5 COMPLIANCE WITH LAWS. Sun Global will comply with all applicable laws in connection with performance of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Sun Global does not violate any provision of applicable law or of any regulation, order decree of any court, arbitration or governmental authority, or any other agreement to which Sun Global is a party. No consents, approvals or authorizations, registrations or filings are required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except as have been obtained or set forth in this Agreement.

         7.6 SURVIVABILITY. The foregoing representations, warranties and covenants shall survive the termination of this Agreement, shall be deemed to be made anew each time that a Product is delivered by Sun Global to Caraco, and shall not be affected by any examination made by or on behalf of Caraco, the knowledge of its officers, directors, stockholders, employees or agents or the acceptance of any certificate or opinion.


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8. REPRESENTATIONS AND WARRANTIES OF CARACO

         As an inducement to Sun Global to enter into this Agreement, Caraco represents and warrants to Sun Global as follows:

         8.1 RIGHT TO EXECUTE AND PERFORM. Caraco has full right, power and authority to execute and deliver this Agreement, and to perform its obligations under it, and has taken all necessary action to authorize such execution, delivery and performance. This Agreement constitutes the legal, valid and binding obligation of Caraco, enforceable against it in accordance with its terms.

         8.2 COMPLIANCE WITH LAW. Caraco will comply with all applicable laws in connection with performance of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Caraco does not and will not violate any provision of applicable law or of any regulation, order decree of any court, arbitration or governmental authority or any other agreement to which Caraco is a party. No consents, approvals or authorizations, registrations or filings are required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except as had been obtained or set forth in this Agreement.

         8.3 SURVIVABILITY. The foregoing representations, warranties and covenants shall survive the termination of this Agreement, shall be deemed to be made anew each time that a Product is delivered by Sun Global to Caraco, and shall not be affected by any examination made by or on behalf of Sun Global, the knowledge of its officers, directors, stockholders, employees or agents or the acceptance of any certificate or opinion.

9. INDEMNIFICATION BY CARACO

         Caraco shall indemnify, defend and hold harmless, Sun Global, its affiliates and its stockholders, directors, officers, employees, advisors and agents against any and all liability, damage, loss or expenses (including reasonable fees, costs and expenses of attorneys and other professionals and court costs, but excluding consequential damages for lost profits) resulting from, arising out of or connected with (a) any breach of the representations, warranties or covenants by Caraco in this Agreement, (b) any claim by third parties relating to the clinical testing, manufacturing, processing, packaging, registration, distribution, promotion, use or sale of the Products by Caraco (except for liabilities, damages, losses or expenses which result from the negligence or other wrongdoing of Sun Global and/or its affiliates. These indemnification obligations shall survive the termination of this Agreement or the termination of any Product.

10. TERM AND TERMINATION

         10.1 TERM. This Agreement shall be effective on the date first written above and shall expire sixty (60) months from the date first written above. The License granted with respect to any Product delivered by Sun Global to Caraco and as to which Caraco and Sun Global have fulfilled their obligations thereunder, shall continue indefinitely.

         10.2 TERMINATION. At any time, this Agreement may be terminated in its entirety or with respect to a single Product, as provided below, by giving written notice to that effect, as follows:

         (a) by either party, if the other party is in material default or in material breach of any term or provision hereof or material breach of any representation or warranty in this Agreement, and such material default or material breach continues and is not remedied with thirty (30) days of notice of such default or breach. As noted above, termination of the Agreement will not affect the Licenses with respect to any Product delivered by Sun Global to Caraco and pursuant to which Sun Global and Caraco have fulfilled their obligations with respect to such Product under this Agreement.

         (b) by Caraco for any given Product in case of material technical, scientific or regulatory problems or, if the results in data achieved and generated during the development of any given Product, in Caraco's


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reasonable determination, shows that approval for such Product will be unlikely to be granted, again with respect to the specific Product only. In the event of termination by Caraco pursuant to this sub-paragraph, no Preferred Shares shall be issued with respect to such Product to Sun Global and/or its affiliates and, if such Preferred Shares have already been issued, Sun Global agrees to cause it and/or its affiliates to return such Preferred Shares to Caraco for cancellation. In the event of termination of such Product, Sun Global shall be obligated to provide another Product to Caraco in replacement of such Product.

         (c) by Caraco, for any given Product, if prior to a Product passing the applicable bioequivalency study or studies, Caraco in its reasonable discretion determines that it would not be viable to develop and market the Product in the Territory. In the event of termination by Caraco pursuant to this sub-paragraph, no Preferred Shares shall be issued with respect to such Product to Sun Global and/or its affiliates and, if such Preferred Shares have already been issued, Sun Global agrees to cause it and/or its affiliates to return such Preferred Shares to Caraco for cancellation. In the event of termination of such Product, Sun Global shall be obligated to provide another Product to Caraco in replacement of such Product.

         (d) by Sun Global, for any given Product, in the event Caraco materially fails to perform its material obligations with respect to the Product, and fails to cure such failure within thirty (30) days of notice of such failure from Sun Global (or if a cure is not reasonably possible within thirty days, such longer period as is necessary to cure such failure so long as at all relevant times after such thirty days, Caraco is using its best efforts to effect such cure). In such event, Sun Global may elect to have the rights sold in such Product revert back to Sun Global. Also, in addition to any other rights it may have hereunder or under law, Sun Global shall have the right to qualify an alternative company for the manufacture and sale of the Product in the Territory and the right to submit an ANDA for the manufacture and sale of the Product at an alternative company in the Territory. If Preferred Shares have already been issued to Sun Global and/or its affiliates, Sun Global and/or its affiliates will have no obligation to return such Preferred Shares back to Caraco. Upon reversion of the Product to Sun Global, Caraco shall retain no rights to develop, produce, market or otherwise exploit or deal in any manner with the Product in the Territory and Caraco shall immediately return to Sun Global the original versions and all copies of all Proprietary Technological Information (but not including any bioequivalency studies).

         10.3 NO PREJUDICE TO RIGHTS. The termination of this Agreement or of any given Product shall be without prejudice to any rights and obligations of either party accrued prior to the effective date of such termination, unless explicitly otherwise agreed or otherwise provided in this Agreement.

11. ARBITRATION

         Any dispute between the parties regarding any provision of this Agreement shall be resolved by binding arbitration in the Detroit, Michigan area pursuant to the commercial arbitration rules then prevailing of the American Arbitration Association. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction.

12. NO THIRD-PARTY BENEFICIARIES

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective officers, directors, heirs, executors, administrators, successors, affiliates and associates and permitted assigns.

13. FURTHER ASSURANCES

         The parties hereto hereby agree to execute and deliver to one another such further instruments and other documentation as may be requested by any other party hereto at any time and from time to time to carry out the terms of this Agreement.


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14. ENTIRE AGREEMENT

         This Agreement and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties with respect to the subject matter contained herein, and supersede all prior and contemporaneous oral and written communications and agreements with respect thereto.

15. BINDING EFFECT; ASSIGNMENT

         This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns, affiliates and associates. No party has the right to assign any of its rights or obligations hereunder with the prior written consent of the other parties hereto, except that Sun Global may assign this Agreement and any of the provisions hereunder to any affiliate of Sun Global without the consent of Caraco, but Sun Global shall remain liable under this Agreement. In addition, Sun Global may assign its rights (but not obligations) under this Agreement for collateral or other security purposes to any lenders providing bonafide financing to Sun Global without the consent of Caraco.

16. AFFILIATES

         Sun Global and Caraco agree and understand that Sun Global may perform some of its obligations through its affiliates, however, Sun Global is ultimately legally responsible for the actions of its affiliates. Any action of an affiliate of Sun Global under this Agreement which would constitute breach of this Agreement if performed directly by Sun Global constitutes a breach of this Agreement by Sun Global. In addition, Caraco in taking any actions under this Agreement with affiliates of Sun Global shall thereby satisfy its obligations to Sun Global. This provision does not limit or restrict the rights of Caraco to pursue any right or remedy against any affiliate of Sun Global in connection with such affiliate's performance of the obligations of Sun Global under this Agreement.

17. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instruments.

18. HEADINGS

         Headings of sections shall be deemed to be included for purposes of convenience only and shall not affect the interpretation of this Agreement.

19. NOTICES

         Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if sent by certified mail, postage prepaid, return receipt requested, or overnight delivery service (receipt confirmed), or facsimile (receipt confirmed), as follows, unless such address is changed by written notice hereunder.

         If to Caraco:              Caraco Pharmaceutical Laboratories Ltd.
                                    1150 Elijah McCoy Drive
                                    Detroit, Michigan 48202
                                    Attn: President

         with a copy to:            Fred B. Green, Esq.
         (which shall not           Bodman, Longley & Dahling LLP
         constitute notice)         34th Floor, 100 Renaissance Center
                                    Detroit, Michigan 48243

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         If to Sun Global:          Sun Pharma Global, Inc.
                                    Akara Building
                                    24 De Castro Street
                                    Wickhams Clay 1 Road
                                    Town Tortola, British Virgin Islands
                                    Attn:  Mr. Sunil Gandhi

         with a copy to:            Sun Pharma Global, Inc.
         (which shall not           Acme Plaza, Andheri - Kurla Road
         constitute notice)         Andheri (East), Mumbai - 400059
                                    Attn: Mr. Dilip Shanghvi/Mr. Sudhir Valia

         Any notice delivered hereunder shall be deemed given when actually received.

20. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

21. AMENDMENTS AND WAIVERS

         This Agreement may be amended and any provision hereof waived only in a writing signed by the party against whom an amendment or waiver is sought to be enforced. The parties hereto shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of such party in refraining from so doing at any time or times. The failure of any party at any time to enforce its rights under such provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.

22. SEVERABILITY

         If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provisions of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

23. EXPENSES

         Except as otherwise expressly provided in this Agreement, the parties will bear their respective costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

24. CONSTRUCTION

         The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, themselves or by their duly authorized representatives, under seal, the day and year first above written.

                                       CARACO PHARMACEUTICAL LABORATORIES LTD.

                                       By     /s/ Narendra N. Borkar
                                              -------------------------------
                                              Narendra N. Borkar

                                       Title: Chief Executive Officer
                                              -------------------------------



                                       SUN PHARMA GLOBAL, INC.

                                       By: /s/ Dilip S. Shanghvi
                                           ----------------------------------
                                           Dilip S. Shanghvi

                                       Title: Director
                                              -------------------------------


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